UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 13, 2005

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-51321	98-0430762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sun Life Plaza, Suite 1600, 144-4th Avenue SW, Calgary, Alberta, Canada	T2P3N4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 269-2129

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; and
Item 3.02 Unregistered Sales of Equity Securities.

On June 13, 2005, Triangle Petroleum Corporation (the “Company”), entered into an agreement with Eclips Ventures International, a Netherlands based corporation (“Eclips”). Pursuant to the terms of the agreement, Eclips will provide investor relations services to the Company, including but not limited to preparation of a research report and investor relations with European investors. In full consideration of the services to be provided by Eclips, the Company will issue 300,000 restricted shares of common stock to Eclips pursuant to Section 4(2) under the Securities Act of 1933, as amended. The term of the agreement is one year.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
10.1	Agreement between Triangle Petroleum Corporation and Eclips Ventures International, dated as of June 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIANGLE PETROLEUM CORPORATION

	BY:	/s/ MARK GUSTAFSON
Mark Gustafson, President and Chief Executive Officer
Dated: June 13, 2005